UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2024

Zevra Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
	(Commission File	(I.R.S. Employer Identification
(State or Other Jurisdiction of Incorporation)	Number)	No.)

1180 Celebration Boulevard, Suite 103,
Celebration, FL		34747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (321) 939-3416

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZVRA	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01          Regulation FD Disclosure.

On March 26, 2024, Zevra Therapeutics, Inc., a Delaware corporation (the Company), issued a press release announcing top-line data from the Phase 2 Clinical Trial of KP1077 for Idiopathic Hypersomnia (IH). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01.          Other Events.

As noted in Item 7.01 above, on March 26, 2024, the Company announced top-line data from the Phase 2 Clinical Trial of KP1077 for IH. The positive top-line results of the Phase 2 trial support the safety and tolerability of KP1077 as measured by the primary endpoint of the study. The study also successfully fulfilled the objectives of providing key information for the design of a potentially pivotal efficacy trial, and the results of the secondary efficacy endpoints were supportive of initiating a Phase 3 trial of KP1077.

KP1077 was shown to be well-tolerated at all dose levels evaluated in the trial, including the highest dose of 320 mg daily, regardless of dosing regimen (once or twice daily). The most common adverse events were insomnia, headache, anxiety, nausea, and decreased appetite. Due to its unique pharmacokinetic profile, adverse events were mostly mild in severity despite higher overall exposure levels when compared to both immediate and long-acting methylphenidate products currently used off-label for the treatment of IH.

Topline results of the Phase 2 study include:

●
KP1077 produced clinically meaningful improvement in excessive daytime sleepiness (EDS), as assessed by change from baseline in the Epworth Sleepiness Scale (ESS), that was maintained during both the five-week open-label titration period and throughout the 2-week double-blind withdrawal period for both dosing regimens.

●
Patients administered KP1077 showed benefits in change from baseline for the IH Severity Scale (IHSS), Sleep Inertia Visual Analog Scale (SIVAS) and Brain Fog severity Scale (BFS) at the end of the open-label dose titration, and at the end of the double-blind withdrawal period.

●	The results from the completed Phase 2 trial provide key information for the design of a potentially pivotal Phase 3 trial of KP1077 in patients with IH.

The Company plans to request an end-of-Phase 2 (EOP2) meeting with the U.S. Food and Drug Administration to seek guidance on the Phase 3 clinical trial design.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the promise and potential impact of our preclinical or clinical trial data; the design, initiation, timing and results of any clinical trials or readouts; interpretations of trial data outcomes on clinical safety and efficacy; the promise and potential impact of any of our products or product candidates for any specific disease indication or at any dosage; Zevra’s plans to request an end-of-Phase 2 (EOP2) meeting; the potential launch or commercialization of any of product candidates or products, and our strategic and product development objectives. Forward-looking statements are based on information currently available to Zevra and its current plans or expectations. They are subject to several known and unknown uncertainties, risks, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the “Risk Factors” section of Zevra’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated in Zevra’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and Zevra’s other filings with the Securities and Exchange Commission. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Although we believe the expectations reflected in such forward-looking statements are reasonable, we cannot assure that such expectations will prove correct. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this Current Report on Form 8-K.

Item 9.01.          Financial Statements and Exhibits.

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zevra Therapeutics, Inc.

Date: March 26, 2024	By:	/s/ Timothy J. Sangiovanni
Timothy J. Sangiovanni, CPA
Senior Vice President, Corporate Controller